Exhibit 5(e)(2)

April 18, 2018

Southwestern Public Service Company

790 South Buchanan Street

Amarillo, Texas 79101

Ladies and Gentlemen:

We have acted as local counsel for Southwestern Public Service Company, a New Mexico corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”):

(i) secured unsubordinated debt securities of the Company in the form filed as Exhibit 4(e)(9) to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”); and

(ii) unsecured unsubordinated debt securities of the Company in the form filed as Exhibit 4(e)(14) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”).

The Securities may be offered in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Mortgage Bonds are to be issued under the Indenture dated as of August 1, 2011 between the Company and U.S. Bank National Association (the “Mortgage Bond Trustee”), filed as Exhibit 4(e)(3) to the Registration Statement (the “Mortgage Bond Indenture”). The Senior Debt Securities are to be issued under the Indenture dated February 1, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Trustee” and together with the Mortgage Bond Trustee, referred to herein collectively as the “Trustees” and individually as a “Trustee”), filed as Exhibit 4(e)(10) to the Registration Statement (the “Senior Indenture” and together with the Mortgage Bond Indenture, referred to herein collectively as the “Indentures” and individually as an “Indenture”).

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Mortgage Bonds to be issued and sold from time to time under the Registration Statement, we have assumed that the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Mortgage Bonds are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Mortgage Bonds.

We have examined the Registration Statement and have reviewed and relied upon such other documents, records, certifications and instruments as we have deemed necessary or appropriate for the purposes of the opinions expressed in this letter.

201 Third Street NW, Suite 1700
Albuquerque, NM 87102-4386
main 505.244.0770

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

Southwestern Public Service Company

April 18, 2018

Based on the foregoing, we are of the opinion that:

1. The Company is validly existing and in good standing under the laws of the State of New Mexico;

2. The Company has the corporate power and authority to execute and deliver the Indentures and the Securities, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

3. The execution and delivery by the Company of the Indentures have been properly authorized by all necessary corporate action on the part of the Company, and the Indentures have been duly executed and delivered by the Company;

4. The execution and delivery by the Company of the Indentures and the Securities, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby will not violate the Company’s articles of incorporation or bylaws;

5. Upon the qualification of the Mortgage Bond Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Mortgage Bond Indenture, to the extent New Mexico law is applicable thereto, will be a valid and binding obligation of the Company with respect to issuances of any Mortgage Bonds under the Registration Statement; and

6. With respect to any Mortgage Bonds, upon (a) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds, (c) the due execution and delivery by the Company of such Mortgage Bonds, and (d) the due authentication by the Mortgage Bond Trustee of such Mortgage Bonds pursuant to the Mortgage Bond Indenture, such Mortgage Bonds, to the extent New Mexico law is applicable thereto, will be valid and binding obligations of the Company;

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting creditors’ rights and laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions, and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto will continue to be effective under the Securities Act, (b) a Prospectus supplement describing each series of Mortgage Bonds offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) the Mortgage Bond Trustee shall have satisfied those legal requirements that are applicable to it to the extent necessary to make the Mortgage Bond Indenture enforceable against it, (d) the Mortgage Bond Trustee and the holders of the Mortgage Bonds shall have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce the Mortgage Bond Indenture and the Mortgage Bonds against the Company, (e) the terms of the Mortgage Bonds will be established in conformity with the Mortgage Bond Indenture and so as not to violate, or be void or voidable under, any applicable law (including without limitation as a matter of public policy), (f) in connection with each issuance of a series of Mortgage Bonds, the Mortgage Bond Trustee and the Company shall have entered into and recorded a supplemental indenture that states (i) the maximum principal amount of such series of Mortgage Bonds, and (ii) the aggregate principal amount of Securities Outstanding (as those terms are defined in the Mortgage Bond Indenture) under the Mortgage

Southwestern Public Service Company

April 18, 2018

Bond Indenture, (g) the Company shall have obtained all governmental and third party authorizations, consents and approvals and shall have made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Mortgage Bond Indenture and the Mortgage Bonds, including without limitation an order of the New Mexico Public Regulatory Commission authorizing and approving the issuance and sale of the Mortgage Bonds and such execution, delivery, performance and consummation does not, and at all relevant times will not, violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties, and (h) the Mortgage Bonds will be issued (1) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings, which consideration shall be legally sufficient, and (2) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings.

We have also assumed that (a) at the time the Mortgage Bonds are authorized, executed and delivered by the Company, (i) the Company will continue to be duly organized, validly existing and in good standing under the laws of the State of New Mexico, and (ii) there will not have occurred any changes in the general corporation statute of the State of New Mexico or in the articles of incorporation or bylaws of the Company affecting such authorization, execution or delivery, and (b) no relevant Corporate Proceedings, once completed, will be modified or rescinded.

We have further assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and each document has not been amended, modified or supplemented by any other agreement or understanding, written or oral.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New Mexico. We have assumed that the choice of law to govern the Mortgage Bond Indenture and the Mortgage Bonds will be upheld.

This opinion may be relied upon by the firms of Graves, Dougherty, Hearon & Moody, P.C. and Faegre Baker Daniels LLP for the purposes of rendering their opinions that are exhibits to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Southwestern Public Service Company

April 18, 2018

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

Brownstein Hyatt Farber Schreck, LLP